                                                                   EXHIBIT 11.1

                      RENAL CARE GROUP, INC. (OF DELAWARE)

                      COMPUTATION OF PER SHARE EARNINGS



                                                              December 31, 1996
                                                              -----------------
    PRIMARY EARNINGS PER SHARE
         Common Stock issued to Founders                            4,431,000
         Common Stock issued to Public                              4,269,000
         Common Stock issued to acquired entities                   3,070,000
                                                                  -----------

    Common Stock outstanding                                       11,770,000
    Treasury Stock Method of Options and Warrants                     969,000
                                                                  -----------

    Average weighted shares outstanding                            12,739,000
                                                                  ===========

    Net Income                                                    $10,746,000
                                                                  ===========

    Earnings Per Share                                            $      0.84
                                                                  ===========